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Filed Pursuant to Rule 424(b)(4)
Registration Number 333-212812

PROSPECTUS SUPPLEMENT
To Prospectus dated August 10, 2016

1,500,000 Shares

Common Stock

This prospectus supplement relates to the shares of common stock of MCBC Holdings, Inc. being sold by the selling stockholders identified in this prospectus supplement. We will not receive any of the proceeds from the sale of shares by the selling stockholders.

Our common stock is listed on The Nasdaq Global Select Market, or Nasdaq, under the symbol "MCFT." We are an "emerging growth company" as that term is used in the Jumpstart Our Business Startups Act of 2012 and are subject to reduced public company reporting requirements.

Investing in our common stock involves risks. See "Risk Factors" on page S-3 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total

Initial price to public	$13.45	$20,175,000
Underwriting discount and commissions	$0.34	$510,000
Proceeds, before expenses, to the selling stockholders	$13.11	$19,665,000

The underwriter expects to deliver the shares against payment in New York, New York on December 21, 2016.

B. Riley & Co.

Prospectus Supplement dated December 15, 2016.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts, a prospectus supplement and an accompanying prospectus dated August 10, 2016. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf registration process, the selling stockholders named in a prospectus supplement over time may offer and sell our common stock in one or more offerings or resales.

The accompanying prospectus provides you with a general description of our common stock, which the selling stockholders may offer pursuant to this prospectus supplement. This prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of shares of our common stock, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. Please carefully read this prospectus supplement, the accompanying prospectus and any applicable pricing supplement, in addition to the information contained in the documents we refer to under the heading "Where You Can Find More Information" and "Incorporation of Certain Information by Reference." If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Throughout this prospectus, when we use the terms "we," "us," "our" and similar terms, we are referring to MCBC Holdings, Inc. and its subsidiaries, collectively, as the context requires. The term "selling stockholders" refers to refers to the persons named herein that intend to sell shares pursuant to this prospectus supplement.

We have not authorized anyone to give you any information or to make any representations about our common stock or any offers by our selling stockholders, other than those contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us. If you are given any information or representation about these matters that is not discussed in this prospectus supplement, the accompanying prospectus or any free writing prospectus, you must not rely on that information. This prospectus supplement and the accompanying prospectus is not an offer to sell anywhere or to anyone where or to whom the selling stockholders are not permitted to offer to sell securities under applicable law.

The selling stockholder are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should not assume that the information incorporated by reference or provided in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary does not contain all the information that may be important to purchasers of our common stock. You should carefully read the entire prospectus supplement, the accompanying prospectus and the financial statements, notes to financial statements and other information incorporated by reference in this prospectus supplement before making any investment decision.

Overview

We are a world-renowned innovator, designer, manufacturer, and marketer of premium performance sport boats, with a leading market position in the U.S., a strong international presence, and dealers in 40 countries around the world. Our boats are used for water skiing, wakeboarding, and wake surfing, as well as general recreational boating. We believe that MasterCraft is the most recognized brand name in the performance sport boat category. Founded in 1968, we have cultivated our iconic brand image through a rich history of industry-leading innovation, which has led to numerous industry achievements, awards, and accolades. Our robust product portfolio of performance sport boats is manufactured to the highest specifications in quality, performance, and styling.

We are committed to delivering an extraordinary boating experience to our customers. From pioneering innovations that improve enjoyment on the water to offering products that promote rapid development of skills, our mission is to help our customers generate memories that will last a lifetime. We utilize a comprehensive product development process in order to build the most relevant and exciting products for our customers, year after year. We believe that our commitment to quality is unsurpassed in the performance sport boat category, and we engage in operational excellence to deploy flexible and effective production systems that ensure we design and build the highest quality boats in the market.

All of our boats, from hull to upholstery, are hand-crafted by our skilled workforce at our corporate headquarters near Knoxville, Tennessee. We use only the highest quality materials from industry-preferred suppliers, and all of our boats are extensively tested on the water at our state-of-the-art facility prior to sale. In recent years, we have made significant investments in improving design, engineering, manufacturing, and operational processes as we strive to be the most efficient performance sport boat manufacturer in the industry. We are the only boat manufacturer to achieve compliance with all three of the International Standard for Organization ("ISO") 9001 (Quality Management Systems), 14001 (Environmental Management Systems), and 18001 (International Occupational Health and Safety Management System) standards. Our industry-leading operations result in world-class quality, which enables us to offer a best-in-class five-year factory warranty and results in MasterCraft boats typically maintaining higher aftermarket resale value than our competitors' boats.

We sell our boats through an extensive network of independent dealers in North America and internationally. Our boats are the exclusive performance sport boats offered by the majority of our dealers. We devote significant time and resources to find, develop, and improve the performance of our dealers. We continuously cultivate and strengthen our dealer relationships with marketing, training, and service programs designed to increase our dealers' sales and profitability. We believe the strength of our dealer network and our proactive efforts to help our dealers improve their businesses give us a distinct competitive advantage in our industry.

CORPORATE AND OTHER INFORMATION

We were incorporated under the laws of the State of Delaware under the name MCBC Holdings, Inc. on January 28, 2000. Our principal executive offices are located at 100 Cherokee Cove Drive, Vonore, Tennessee 37885, and our telephone number at that address is (423) 884-2221. We maintain a website with the address http://www.mastercraft.com. Our website, and the information on our website, is neither part of this prospectus supplement nor incorporated by reference herein.

THE OFFERING

Common stock offered by the selling stockholders	1,500,000 shares.
Common stock to be outstanding after this offering	18,636,541 shares.
Use of proceeds	We will not receive any proceeds from the sale of shares of our common stock offered by the selling stockholders.
Risk factors
You should carefully read and consider the information set forth under "Risk Factors" beginning on page S-3 in this prospectus supplement and the risk factors included in our Annual Report on Form 10-K, which is incorporated by reference herein.
Dividend policy
We currently expect to retain all future earnings, if any, for use in the operation and expansion of our business. While we recently paid a special dividend to holders of our common stock, we do not anticipate paying cash dividends to holders of our common stock in the foreseeable future. In addition, our credit agreement restricts our ability to pay dividends. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and covenants in our existing financing arrangements and any future financing arrangements.
NASDAQ symbol	"MCFT"

Unless otherwise indicated, the number of shares of our common stock outstanding after this offering excludes:

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  122,640 shares of our common stock issuable upon exercise of outstanding stock options, as of December 14, 2016, with a weighted average exercise price of $10.30 per share; and

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  1,715,906 shares of our common stock reserved for the future issuance, as of December 14, 2016, under our 2015 Incentive Award Plan (the "2015 Plan").

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the specific risks described under the heading "Risk Factors" in the applicable prospectus supplement and under the caption "Risk Factors" in any of our filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, including our Annual Report on Form 10-K for the year ended June 30, 2016, filed with the SEC on September 8, 2016, which is incorporated by reference into this prospectus supplement. If any of these risks, as well as other risks and uncertainties that are not yet identified or that we currently think are immaterial, actually occur, our business, results of operations or financial condition could be materially and adversely affected. In such an event, the trading price of our common stock could decline and you could lose part or all of your investment.

Risks Related to this Offering and Ownership of our Common Stock

Wayzata and its affiliates will continue to have significant influence over us after this offering and may also pursue corporate opportunities independent of us that could present potential conflicts with our and our stockholders' interests.

Upon consummation of this offering, Wayzata will beneficially own, in the aggregate, approximately 9.8% of our outstanding common stock. See "Selling Stockholders" for more information on our beneficial ownership. As a result, Wayzata will continue to exercise significant influence over all matters requiring stockholder approval, including the election of directors, amendment of our amended and restated certificate of incorporation and approval of significant corporate transactions and will continue to have significant control over our management and policies. Two of the 7 members of our board of directors are employees of Wayzata Investment Partners, which is an affiliate of Wayzata. Wayzata can take actions that have the effect of delaying or preventing a change of control of us or discouraging others from making tender offers for our shares, which could prevent stockholders from receiving a premium for their shares. These actions may be taken even if other stockholders oppose them. The concentration of voting power with Wayzata may have an adverse effect on the price of our common stock. The interests of Wayzata may not be consistent with your interests as a stockholder. After the lock-up period expires, Wayzata will be able to transfer to a third party their common stock, which would not require the approval of our board of directors or our other stockholders, which would result in a different party having significant influence over us.

Our amended and restated certificate of incorporation provides that the doctrine of corporate opportunity does not apply against any director that is not an employee of the Company, including directors who are employees of or affiliated with Wayzata, in a manner that would prohibit them from investing or participating in competing businesses. To the extent Wayzata affiliated funds invest in such other businesses, they may have differing interests than our other stockholders. For example, Wayzata affiliated funds currently own and may choose to own in the future other companies in our industry through other investments, which may compete with our brand. Accordingly, the interests of Wayzata may supersede ours, causing it or its affiliates to compete against us or to pursue opportunities instead of us, for which we have no recourse. These actions on the part of Wayzata and inaction on our part could adversely impact our business, financial condition and results of operations.

You may be diluted by future issuances of common stock in connection with our incentive plans, acquisitions, or otherwise; future sales of such shares in the public market, or the expectations that such sales may occur, could lower our stock price.

Our amended and restated certificate of incorporation authorizes us to issue shares of common stock and options, rights, warrants, and appreciation rights relating to common stock for the consideration and on the terms and conditions established by our board of directors in its sole discretion, whether in connection with acquisitions or otherwise.

We have reserved shares for issuance under the 2015 Plan in an amount equal to 1,715,906 shares as of December 14, 2016. On May 29, 2015, we granted 841,584 shares of restricted stock under the 2015 Plan and, in connection with our initial public offering, we granted equity awards under the 2015 Plan covering a total of 184,932 shares of common stock. In addition, on April 22, 2016 we granted a further 6,120 shares of restricted stock under the 2015 Plan, on August 25, 2016 we granted an additional 81,748 shares of restricted stock under the 2015 Plan and on December 1, 2016 we granted an additional 5,572 shares of restricted stock under the 2015 Plan. Any common stock that we issue, including under our 2015 Plan or other equity incentive plans that we may adopt in the future, would dilute the percentage ownership of holders of our common stock.

The market price of our common stock may decline significantly when the restrictions on resale by our existing stockholders lapse. A decline in the price of our common stock might impede our ability to raise capital through the issuance of additional shares of common stock or other equity securities.

In connection with the completion of our initial public offering, we entered into a Registration Rights Agreement with our existing owners. Any sales in connection with the Registration Rights Agreement, or the prospect of any such sales, could materially impact the market price of our common stock and could impair our ability to raise capital through future sales of equity securities.

Our common stock price may be volatile or may decline regardless of our operating performance.

It is possible that an active trading market for our common stock will not be sustained, which could make it difficult for you to sell your shares of common stock at an attractive price or at all.

Volatility in the market price of our common stock may prevent you from being able to sell your shares at or above the price you paid for them. Many factors, which are outside our control, may cause the market price of our common stock to fluctuate significantly, including those described under "— Risks Related to Our Business" in the section titled "Risk Factors" in our Annual Report on Form 10-K, which is incorporated by reference herein, and the following

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  our operating and financial performance and prospects;

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  our quarterly or annual earnings or those of other companies in our industry compared to market expectations;

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  conditions that impact demand for our services;

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  future announcements concerning our business or our competitors' businesses;

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  the public's reaction to our press releases, other public announcements, and filings with the SEC;

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  the size of our public float;

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  coverage by or changes in financial estimates by securities analysts or failure to meet their expectations;

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  market and industry perception of our success, or lack thereof, in pursuing our growth strategy;

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  strategic actions by us or our competitors, such as acquisitions or restructurings;

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  changes in laws or regulations that adversely affect our industry or us;

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  changes in accounting standards, policies, guidance, interpretations, or principles;

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  changes in senior management or key personnel;

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  issuances, exchanges or sales, or expected issuances, exchanges or sales of our capital stock;

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  changes in our dividend policy;

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  adverse resolution of new or pending litigation against us; and

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  changes in general market, economic, and political conditions in the U.S. and global economies or financial markets, including those resulting from natural disasters, terrorist attacks, acts of war, and responses to such events.

As a result, volatility in the market price of our common stock may prevent investors from being able to sell their common stock at or above the price they paid for it or at all. These broad market and industry factors may materially reduce the market price of our common stock, regardless of our operating performance. In addition, price volatility may be greater if the public float and trading volume of our common stock is low. As a result, you may suffer a loss on your investment.

We do not intend to pay dividends on our common stock for the foreseeable future.

While we have paid dividends in the past, we presently have no intention to pay dividends on our common stock at any time in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions, and other factors that our board of directors may deem relevant. Certain of our debt instruments contain covenants that restrict the ability of our subsidiaries to pay dividends to us. In addition, we will be permitted under the terms of our debt instruments to incur additional indebtedness, which may restrict or prevent us from paying dividends on our common stock. Furthermore, our ability to declare and pay dividends may be limited by instruments governing future outstanding indebtedness we may incur.

Delaware law and certain provisions in our amended and restated certificate of incorporation may prevent efforts by our stockholders to change the direction or management of our Company.

We are a Delaware corporation, and the anti-takeover provisions of Delaware law impose various impediments to the ability of a third party to acquire control of us, even if a change of control would be beneficial to our existing stockholders. In addition, our amended and restated certificate of incorporation and our amended and restated by-laws contain provisions that may make the acquisition of our company more difficult without the approval of our board of directors, including, but not limited to, the following:

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  our board of directors is classified into three classes, each of which serves for a staggered three-year term;

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  only our board of directors may call special meetings of our stockholders;

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  our stockholders have only limited rights to amend our by-laws; and

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  we require advance notice and duration of ownership requirements for stockholder proposals.

These provisions could discourage, delay, or prevent a transaction involving a change in control of our company. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and cause us to take other corporate actions you desire. In addition, because our board of directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team.

If securities analysts do not publish research or reports about our company, or if they issue unfavorable commentary about us or our industry or downgrade our common stock, the price of our common stock could decline.

The trading market for our common stock will depend in part on the research and reports that third-party securities analysts publish about our company and our industry. We may be unable or slow to attract research coverage and if one or more analysts cease coverage of our company, we could lose visibility in the market. In addition, one or more of these analysts could downgrade our common stock or issue other negative commentary about our company or our industry. As a result of one or more of these factors, the trading price of our common stock could decline.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference in this prospectus supplement contains "forward-looking statements." We use words such as "could," "may," "might," "will," "expect," "likely," "believe," "continue," "anticipate," "estimate," "intend," "plan," "project," and other similar expressions to identify some forward-looking statements, but not all forward-looking statements include these words. All of our forward-looking statements involve estimates and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to the information described under the section titled "Risk Factors" in our Annual Report on Form 10-K, which is incorporated by reference herein and elsewhere in this prospectus.

The forward-looking statements contained in this prospectus supplement are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments, and other factors we believe are appropriate under the circumstances. As you read and consider this prospectus supplement, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond our control), and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance anticipated in the forward-looking statements. We believe these factors include, but are not limited to, those described under the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K, which is incorporated by reference herein. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, our actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law, we undertake no obligation to update any forward-looking statement contained in this prospectus supplement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors that could cause our business not to develop as we expect emerge from time to time, and it is not possible for us to predict all of them. Further, we cannot assess the impact of each currently known or new factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds offered by this prospectus supplement. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

MARKET PRICE OF COMMON STOCK

Our common stock has been listed on Nasdaq under the symbol "MCFT" since July 16, 2015. Before then, there was no public market for our common stock. On December 16, 2016, the last reported sales price of our common stock was $14.20.

The following table sets forth, for the period indicated, the high and low sales prices of our common stock as reported by Nasdaq.

Period	High	Low

Fiscal 2017
Second quarter (through December 16, 2016)	$14.71	$10.84
First quarter	$12.87	$10.43
Fiscal 2016
Fourth quarter	$15.97	$10.25
Third quarter	$14.73	$10.99
Second quarter	$14.82	$10.70
First quarter (from July 17, 2015)	$16.47	$11.93

On December 14, 2016, we had approximately 20 holders of record of our common stock. The actual number of stockholders is greater than this number of record holders, and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.

DIVIDEND POLICY

During fiscal year 2015, we paid cash dividends in the aggregate amount of $44 million to our stockholders. In addition, on June 10, 2016, we paid a special cash dividend of $4.30 per share, an aggregate payment of $79.9 million, to holders of our common stock of record as of June 6, 2016.

We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and to repay indebtedness. While we recently paid a special dividend to holders of our common stock, we do not anticipate paying cash dividends to holders of our common stock in the foreseeable future. Additionally, our ability to pay dividends on our common stock is limited by restrictions on the ability of our subsidiaries and us to pay dividends or make distributions to us under the terms of the agreements governing our indebtedness. Any future determination to pay dividends will be at the discretion of our board of directors, subject to compliance with covenants in current and future agreements governing our indebtedness, and will depend upon our results of operations, financial condition, capital requirements and other factors that our board of directors deems relevant.

Accordingly, you may need to sell your shares of our common stock to realize a return on your investment, and you may not be able to sell your shares at or above the price you paid for them. See "Risk Factors — Risks Related to this Offering and Ownership of our Common Stock — We do not intend to pay dividends on our common stock for the foreseeable future."

SELLING STOCKHOLDERS

The table below sets forth information with respect to the beneficial ownership of our shares of common stock held by the selling stockholders as of December 14, 2016.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Percentage of beneficial ownership is based on 18,636,541 shares of common stock outstanding as of December 14, 2016. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that the selling stockholders identified in the table possess sole voting and investment power over all shares of common stock shown as beneficially owned by the selling stockholders.

	Shares Beneficially Owned Prior To This Offering(1)			Shares Beneficially Owned After This Offering
			Number Of Shares Offered
	Number	Percentage		Number	Percentage

Principal and Selling Stockholders:
Wayzata(1)	3,329,750	17.9%	1,500,000	1,829,750	9.8%

(1)
Wayzata represents the aggregate shareholdings of Wayzata Opportunities Fund II, L.P. and Wayzata Opportunities Fund Offshore II, L.P. (collectively, the "Wayzata Funds"). Wayzata Investment Partners serves as investment adviser to the Wayzata Funds and has the power to direct the voting and disposition of their holdings of our common stock. Patrick J. Halloran serves as the manager of Wayzata Investment Partners and controls MAP Holdings LLC, which is the majority member of Wayzata Investment Partners. As a result, Mr. Halloran has the voting and dispositive power with respect to the shares held by Wayzata. Mr. Halloran served as a member of our board of directors from 2009 until October 2016. The address for each of the foregoing is c/o Wayzata Investment Partners LLC, 701 East Lake Street, Suite 300, Wayzata, Minnesota 55391.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

Overview

The following is a summary of the material U.S. federal income tax consequences of the purchase, ownership, and disposition of our common stock to a non-U.S. holder (as defined below) that purchases shares of our common stock in this offering. For purposes of this summary, a "non-U.S. holder" means a beneficial owner of our common stock that is not a "U.S. person" or a partnership for U.S. federal income tax purposes. A U.S. person is any of the following:

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  an individual who is a citizen or resident of the United States, as defined for U.S. federal income tax purposes;

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  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

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  an estate the income of which is subject to U.S. federal income tax regardless of its source; or

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  a trust (1) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (2) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

In the case of a holder that is classified as a partnership for U.S. federal income tax purposes, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, then you should consult your own tax advisor.

This summary is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the "Code", the U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. We cannot assure you that a change in law, possibly with retroactive application, will not alter significantly the tax consequences described in this summary. We have not sought and do not plan to seek any ruling from the U.S. Internal Revenue Service, which we refer to as the "IRS", with respect to the statements and conclusions set forth in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary does not address all aspects of U.S. federal income taxes that may be relevant to non-U.S. holders in light of their personal circumstances, and does not address federal taxes other than the U.S. federal income tax, or address state, local or non-U.S. tax considerations. Special rules, not discussed here, may apply to certain non-U.S. holders, including (without limitation):

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  U.S. expatriates or former citizens or long-term residents of the United States;

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  controlled foreign corporations;

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  passive foreign investment companies;

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  qualified foreign pension funds and entities owned by a qualified pension fund;

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  qualified shareholders (within the meaning of Section 897(k)(3) of the Code); and

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  pass-through entities (or investors in such entities) that are subject to special treatment under the Code.

Such non-U.S. holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

This summary applies only to a non-U.S. holder that holds our common stock as a capital asset (within the meaning of Section 1221 of the Code).

If you are considering the purchase of our common stock, you should consult your own tax advisor concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of our common stock, as well as the consequences to you arising under U.S. tax laws other than the U.S. federal income tax laws or under the laws of any other taxing jurisdiction.

Dividends

As discussed under the section entitled "Dividend Policy" above, we do not currently anticipate paying any dividends to holders of our common stock in the foreseeable future. If we make a distribution of cash or property (other than certain distributions of our common stock) with respect to our common stock (or complete a redemption that is treated as a distribution with respect to our common stock), such distribution will be treated as a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Dividends paid to you generally will be subject to withholding of U.S. federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of the gross amount of the dividends. However, dividends that are effectively connected with the conduct of a trade or business by you within the United States and, in cases in which certain tax treaties require, are attributable to a U.S. permanent establishment maintained by you, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification and disclosure requirements including delivery of a properly executed IRS Form W-8ECI must be satisfied for effectively connected income to be exempt from U.S. federal withholding tax. Any such effectively connected dividends received by a foreign corporation may also be subject to a "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult their tax advisors regarding applicable tax treaties that may provide for different rules.

If the amount of a distribution paid on our common stock exceeds our current and accumulated earnings and profits, such excess will be allocated ratably among each share of common stock with respect to which the distribution is paid and treated first as a tax-free return of capital to the extent of your adjusted tax basis in each such share, and thereafter as capital gain from a sale or other taxable disposition of such share of common stock that is taxed to you as described below under the heading "Gain on Disposition of Common Stock." Your adjusted tax basis in a share of our common stock is generally the purchase price of such share, reduced by the amount of any such tax-free returns of capital (but not below zero).

If you wish to claim the benefit of an applicable income tax treaty to avoid or reduce withholding of U.S. federal income tax on dividends, then you must (i) provide the applicable withholding agent with a properly completed IRS Form W-8BEN or W-8BEN-E (or other applicable form) and certify under penalties of perjury that you are not a U.S. person and are eligible for treaty benefits, or (ii) if you hold our common stock through certain foreign intermediaries (including partnerships), satisfy the relevant certification requirements of applicable U.S. Treasury regulations by providing appropriate documentation to the intermediaries (which then will be required to provide certification to the applicable withholding agent, either directly or through other intermediaries).

If you are eligible for a reduced rate of U.S. federal income tax pursuant to an income tax treaty, then you may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the

IRS. You should consult your tax advisor regarding your entitlement to benefits under any applicable income tax treaty.

Gain on Disposition of Common Stock

You generally will not be subject to U.S. federal income tax with respect to gain realized on the sale or other taxable disposition of our common stock (other than a redemption that is treated as a distribution for U.S. federal income tax purposes and taxed as described above), unless:

  •
  the gain is effectively connected with a trade or business you conduct in the United States, and, in cases in which certain tax treaties require, is attributable to a U.S. permanent establishment maintained by you;

  •
  if you are an individual, you are present in the United States for 183 days or more in the taxable year of the sale or other taxable disposition, and you have a "tax home" (as defined in the Code) in the United States; or

  •
  we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes at any time within the shorter of (i) the five-year period ending on the date of the sale or other taxable disposition of our common stock and (ii) your holding period for our common stock.

If you are a non-U.S. holder described in the first bullet point above, you generally will be subject to tax on the net gain derived from the disposition under regular graduated U.S. federal income tax rates. If you are a foreign corporation described in the first bullet point above, you may also be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits or such lower rate as may be specified by an applicable income tax treaty. If you are an individual described in the second bullet point above, you will generally be subject to a flat 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the disposition, which may be offset by certain U.S. source capital losses (even though you are not considered a resident of the United States) but may not be offset by any capital loss carryovers.

With respect to the third bullet point above, we believe that we are not currently, and we do not anticipate becoming, a United States real property holding corporation. However, because the determination of whether we are a United States real property holding corporation depends on the fair market value of our United States real property interests relative to the fair market value of our global real property interests and other business assets, there can be no assurance that we are not a United States real property holding corporation and will not become one in the future. In the event we do become a United States real property holding corporation, as long as our common stock is regularly traded on an established securities market, gain on a sale or disposition of our common stock will generally be subject to taxation pursuant to the third bullet point above only if you actually or constructively held more than 5% of our common stock at any time during the shorter of (i) the five-year period ending on the date of the sale or disposition of our common stock or (ii) your holding period for our common stock. If gain on the sale or other taxable disposition of our common stock were subject to taxation under the third bullet point above, you would be subject to regular U.S. federal income tax with respect to such gain in generally the same manner as a U.S. person.

You should consult your tax advisor regarding potentially applicable income tax treaties that provide for different rules.

Information Reporting and Backup Withholding Tax

We must report annually to the IRS and to you the amount of dividends paid to you and the amount of tax, if any, withheld with respect to such dividends. The IRS may make this information available to the tax authorities in the country in which you are resident.

In addition, you may be subject to information reporting requirements and backup withholding (currently at a rate of 28%) with respect to dividends paid on, and the proceeds from the disposition of, shares of our common stock, unless, generally, you certify to the applicable withholding agent under penalties of perjury (usually on IRS Form W-8BEN or W-8BEN-E) that you are not a U.S. person or you otherwise establish an exemption.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which you reside (or are established).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is timely furnished by you to the IRS.

Additional Withholding Tax

Sections 1471 through 1474 of the Code (commonly referred to as "FATCA") generally will impose a 30% withholding tax on dividends paid on our common stock and, beginning after December 31, 2018, gross proceeds from the sale or other disposition of our common stock, in each case if the common stock is held by or through:

  •
  certain foreign financial institutions (including investment funds), unless the institution otherwise qualifies for an exemption or enters into an agreement with the U.S. Treasury (i) to collect and report, on an annual basis, information with respect to accounts in the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons, and (ii) to withhold 30% on certain payments; or

  •
  a non-financial non-U.S. entity, unless the entity (i) either certifies to the applicable withholding agent or the IRS that the entity does not have any "substantial United States owners" or provides certain information regarding the entity's "substantial United States owners" or (ii) otherwise establishes an exemption from such withholding tax.

The rules described above may be modified by an intergovernmental agreement entered into between the United States and an applicable foreign country, or by future U.S. Treasury regulations or other guidance. Non-U.S. holders are encouraged to consult their tax advisors regarding the possible implications of these rules on their investment in our common stock.

POTENTIAL PURCHASERS OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSIDERATIONS OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON STOCK.

UNDERWRITING

B. Riley and Co., LLC is acting as underwriter of the offering. We, the selling stockholder and B. Riley and Co., LLC have entered into an underwriting agreement with respect to the shares of common stock being offered hereby. Subject to certain conditions set forth in the underwriting agreement, the underwriter has agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of common stock set forth in the following table.

Underwriter	Number of Shares

B. Riley and Co., LLC	1,500,000

Total	1,500,000

The underwriter is committed to purchase all of the shares offered by the selling stockholders, if any are purchased. The obligations of the underwriter under the underwriting agreement may be terminated upon the occurrence of certain stated events.

If all of the shares are not sold at the public offering price, the underwriter may change the offering price and other selling terms. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter's right to reject any order in whole or in part.

The underwriter proposes to offer the common shares directly to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $0.30 per share.

The underwriting fee is equal to the public offering price per share of common stock, less the amount paid by the underwriter to the selling stockholders per share of common stock. The underwriting fee is $0.34 per share. The following table sets forth the per share and total underwriting discounts and commissions to be paid to the underwriter.

Paid by the Selling Stockholders	Total Fees

Per Share	$0.34
Total	$510,000

We estimate that the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $0.1 million, which will be paid by us. We have agreed to reimburse the underwriter for certain expenses including in connection with the qualification of the offering with the Financial Industry Regulatory Authority, Inc. ("FINRA") in an amount up to $30,000. Such reimbursement is deemed to be underwriting compensation by FINRA.

We have agreed that we will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), or (iii) file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, in each case without the prior written consent of B. Riley & Co. for a period of 45 days after the date of this prospectus, other than the shares of our common stock to be sold hereunder and any shares of our common stock issued upon the exercise of options granted under our existing management incentive plans, unless shares of the Company's common stock close above $14.00 on the NASDAQ Global Select Market for five trading days, in which case our agreement shall automatically terminate.

Our directors and executive officers and Wayzata have entered into lock-up agreements with the underwriter prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 45 days after the date of this prospectus, may not, without the prior written consent of B. Riley & Co., (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors, executive officers, managers, and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock, other than the shares of our common stock to be sold hereunder, unless shares of the Company's common stock close above $14.00 on the NASDAQ Global Select Market for five trading days, in which case each of the lock-up agreements shall automatically terminate.

The underwriter does not expect sales to discretionary accounts to exceed 5% of the total number of shares offered.

Our common stock is listed on the Nasdaq Global Market under the symbol "MCFT."

The company and the selling stockholders have agreed to indemnify the underwriter and its controlling persons against certain liabilities, including liabilities under the Securities Act.

Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriter may effect certain transactions in shares of our common stock in the open market in order to prevent or retard a decline in the market price of our common stock while this offering is in progress. These transactions may include short sales, purchases to cover positions created by short sales, and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that has not been covered by subsequent purchases. "Covered" shorts are short positions in an amount not greater than the underwriter's option to purchase additional shares, if applicable, and "naked" shorts are short positions in excess of that amount. In determining the source of shares to close out a "covered" short, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option. A "covered" short may be covered by either exercising the underwriter's option, if applicable, or purchasing shares in the open market. A "naked" short is more likely to be created if underwriter are concerned that there may be downward pressure on the price of our common stock in the open market prior to the completion of the offering, and may only be closed out by purchasing shares in the open market. Stabilizing transactions consist of various bids for or purchases of our common stock made by the underwriter in the open market prior to the completion of the offering.

In addition, the underwriter may, pursuant to Regulation M of the Securities Act, also impose a penalty bid, which is when a particular underwriter repays to the other underwriter a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriter for its own account, may have the effect of preventing or slowing a decline in the market price of our common stock, and together with the imposition of a penalty bid, may stabilize, maintain, or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. If these activities are commenced by the underwriter, they may be discontinued at any time. These transactions may be effected on NASDAQ, in the over-the-counter market, or otherwise.

Electronic Distribution

In connection with this offering, the underwriter may distribute prospectuses by electronic means, such as email. In addition, the underwriter may facilitate Internet distribution for this offering to certain of their Internet subscription customers, and allocate a limited number of shares for sale to their online brokerage customers. A prospectus in electronic format is being made available on the website maintained by the underwriter of this offering. Other than the prospectus in electronic format, the information on any underwriter's website and any information contained in any other website maintained by an underwriter is not a part of the prospectus or the registration statement, of which this prospectus forms a part.

Other Relationships

The underwriter and its respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, investment research, hedging, financing, and brokerage activities. The underwriter and its respective affiliates have, from time to time, performed, and may provide from time to time in the future, various financial advisory and investment banking services for us, for which they have received or will receive customary fees and expenses.

In addition, in the ordinary course of its various business activities, the underwriter and its respective affiliates may from time to time effect transactions for its own account or the account of its customers, and hold on behalf of itself or its customers, long or short positions in our debt or equity securities (including related derivative securities) and financial instruments (including bank loans), and may continue to do so in the future. The underwriter and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The underwriter may arrange to sell common stock offered by this prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where it is permitted to do so.

Canada

The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a "Relevant Member State"), from and including the date on which the EU Prospectus Directive (as defined below) was implemented in that Relevant Member State (the "Relevant Implementation Date") an offer of securities described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of securities described in this prospectus may be made to the public in that Relevant Member State at any time:

  •
  to any legal entity that is a qualified investor as defined under the EU Prospectus Directive;

  •
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive); or

  •
  in any other circumstances falling within Article 3(2) of the EU Prospectus Directive, provided that no such offer of securities described in this prospectus shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the EU Prospectus Directive.

For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State. The expression "EU Prospectus Directive" means European Union Prospectus Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Notice to Investors in the United Kingdom

The underwriter represents, warrants, and agrees as follows:

  •
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, or FSMA) to persons who have professional experience in matters relating to investments falling with Article 19(5) of FSMA (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the Company; and

  •
  it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the shares of common stock in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus will be passed upon for us by our counsel, King & Spalding LLP, Atlanta, Georgia. The underwriter has been represented in this offering by Proskauer Rose LLP, New York, New York.

EXPERTS

The consolidated financial statements of MCBC Holdings, Inc. and subsidiaries as of June 30, 2016 and June 30, 2015 and for each of the three fiscal years in the period ended June 30, 2016 incorporated by reference in this Prospectus and Registration Statement have been audited by BDO USA, LLP, independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference" into this prospectus supplement the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

  (a)
  our annual report on Form 10-K for the year ended June 30, 2016, filed on September 8, 2016 (including information specifically incorporated by reference into our Form 10-K from our definitive proxy statement relating to our 2016 annual meeting of stockholders, filed on September 9, 2016);

  (b)
  our quarterly report on Form 10-Q for the quarter ended October 2, 2016, field on November 10, 2016;

  (c)
  our current reports on Form 8-K filed on August 26, 2016, September 20, 2016, October 27, 2016 and December 13, 2016; and

  (d)
  the description of our common stock contained in our Registration Statement on Form 8-A filed on July 14, 2015, including any amendment or report filed for the purpose of updating such description.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC's website at the address provided above. You may also request and we will provide, free of charge, a copy of any document incorporated by reference in this prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) by visiting our internet website at http://www.mastercraft.com or by writing or calling us at the following address and telephone number: MCBC Holdings Inc., Corporate Secretary, 100 Cherokee Cove Drive, Vonore, Tennessee 37885, telephone number (423) 884-2221.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus supplement. This prospectus supplement does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, as well as our common stock, we refer you to the registration statement and to its exhibits and schedules.

In addition, we file annual, quarterly and current reports, proxy and information statements and other information with the SEC. Our SEC filings, including the registration statement, are available to the public from the SEC's website at http://www.sec.gov. To receive copies of public records not posted to the SEC's website at prescribed rates, you may complete an online form at http://www.sec.gov, send a fax to (202) 772-9337 or submit a written request to the SEC, Office of FOIA/PA Operations, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information.

We also make available free of charge on our website, www.mastercraft.com, under "Investor Relations/Financials/SEC Filings," all materials that we file electronically with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement.

PROSPECTUS

9,717,149 shares

Common stock

        The selling stockholder identified in this prospectus may offer and sell, from time to time, in one or more offerings, up to 9,717,149 shares of our common stock, at prices and on terms that will be determined at the time of the offering.

        This prospectus relates solely to sales of our common stock by the selling stockholder identified in this prospectus. We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of the common stock by the selling stockholder.

        This prospectus describes the general manner in which the shares of our common stock may be offered and sold by the selling stockholder. Each time securities are offered pursuant to this prospectus, we may provide a prospectus supplement and attach it to this prospectus. Any prospectus supplement will contain specific information about the terms of the offering and the offered securities and may also add, update or change the information in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest in our common stock.

        The shares of our common stock may be sold at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices. The shares of our common stock offered by this prospectus and any accompanying prospectus supplement may be offered by the selling stockholder directly to investors or to or through underwriters, dealers or other agents. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

        Our common stock is listed on The Nasdaq Global Market under the symbol "MCFT." We are an "emerging growth company" as that term is used in the Jumpstart Our Business Startups Act of 2012 and are subject to reduced public company reporting requirements. On July 29, 2016, the last reported sale price of our common stock was $11.48 per share.

        Investing in our common stock involves risks. See "Risk Factors" on page 2 of this prospectus and any risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 10, 2016

ABOUT THIS PROSPECTUS

        This prospectus is part of a shelf registration statement that we have filed with the Securities and Exchange Commission, or SEC, under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, the selling stockholder identified in this prospectus may sell shares of our common stock in one or more offerings.

        This prospectus provides you with a general description of the common stock the selling stockholder may offer. Each time a selling stockholder sells shares of our common stock under this shelf registration process, we may provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described below in the section entitled "Where You Can Find More Information."

        We may also prepare free writing prospectuses to describe the terms of particular sales of our common stock by a selling stockholder, which terms may vary from those described in any prospectus supplement. You therefore should carefully review any free writing prospectus in connection with your review of this prospectus and the applicable prospectus supplement.

        You should rely only on the information contained in this prospectus or any prospectus supplement, including any information that we incorporate by reference, or any free writing prospectus that we distribute. We have not authorized anyone to provide you with different information, and we do not take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus or a prospectus supplement or contained in any free writing prospectus is accurate as of any date other than the date of the document. We are not making an offer of securities in any jurisdiction where the offer is not permitted.

        Throughout this prospectus, when we use the terms "we," "us," "our" and similar terms, we are referring to MCBC Holdings, Inc. and its subsidiaries. The term "selling stockholder" refers to the persons named herein that intend to sell shares pursuant to this prospectus.

i

WHERE YOU CAN FIND MORE INFORMATION

        The registration statement that we have filed with the SEC registers the securities offered by this prospectus under the Securities Act. The registration statement, including the exhibits to it, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

        In addition, we file annual, quarterly and current reports, proxy and information statements and other information with the SEC. Our SEC filings, including the registration statement, are available to the public from the SEC's website at http://www.sec.gov. To receive copies of public records not posted to the SEC's website at prescribed rates, you may complete an online form at http://www.sec.gov, send a fax to (202) 772-9337 or submit a written request to the SEC, Office of FOIA/PA Operations, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information.

        We also make available free of charge on our website, http://www.mastercraft.com, under "Investors/Financials/SEC Filings," all materials that we file electronically with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

        The SEC allows us to "incorporate by reference" the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is considered part of this prospectus from the date we file that document. Information that we file later with the SEC and that is incorporated by reference in this prospectus will automatically update and may supersede information contained or incorporated by reference in this prospectus or any prospectus supplement.

        We incorporate by reference in this prospectus the documents and portions of documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  our annual report on Form 10-K for the year ended June 30, 2015, filed on September 18, 2015;

  •
  our quarterly reports on Form 10-Q for the thirteen weeks ended September 27, 2015, filed on November 6, 2015, the thirteen weeks ended December 27, 2015, filed on February 5, 2016, and the thirteen weeks ended March 27, 2016, filed on May 6, 2016; and

  •
  our current reports on Form 8-K filed on September 14, 2015, February 19, 2016, March 18, 2016 and May 27, 2016.

        You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC's website at the address provided above. You may also request and we will provide, free of charge, a copy of any document incorporated by reference in this prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) by visiting our internet website at http://www.mastercraft.com or by writing or calling us at the following address and telephone number: MCBC Holdings Inc., Corporate Secretary, 100 Cherokee Cove Drive, Vonore, Tennessee 37885, telephone number (423) 884-2221.

ii

PROSPECTUS SUMMARY

        The following summary does not contain all of the information that you should consider before making your investment decision. You should read carefully the entire prospectus and the financial statements, notes to financial statements and other information incorporated by reference in this prospectus before making any investment decision.

 Overview

        We are a world-renowned innovator, designer, manufacturer, and marketer of premium recreational sport boats, with a leading market position in the U.S. and a strong international presence. Our boats are used for water skiing, wakeboarding, and wake surfing, as well as general recreational boating. We believe that MasterCraft is the most recognized brand name in the performance sport boat category. Founded in 1968, we have cultivated our iconic brand image through a rich history of industry-leading innovation, which has led to numerous industry achievements, awards, and accolades. Our robust product portfolio of performance sport boats is manufactured to the highest specifications in quality, performance, and styling.

        We are committed to delivering an extraordinary boating experience to our customers. From pioneering innovations that improve enjoyment on the water to offering products that promote rapid development of skills, our mission is to help our customers generate memories that will last a lifetime. We utilize a comprehensive product development process in order to build the most relevant and exciting products for our customers, year after year. We believe that our commitment to quality is unsurpassed in the performance sport boat category, and we engage in operational excellence to deploy flexible and effective production systems that ensure we design and build the highest quality boats in the market.

Corporate and Other Information

        We were incorporated under the laws of the State of Delaware under the name MCBC Holdings, Inc. on January 28, 2000. Our principal executive offices are located at 100 Cherokee Cove Drive, Vonore, Tennessee 37885, and our telephone number at that address is (423) 884-2221. We maintain a website with the address http://www.mastercraft.com. Our website, and the information on our website, is neither part of this prospectus nor incorporated by reference herein.

RISK FACTORS

        An investment in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the specific risks described under the heading "Risk Factors" in the applicable prospectus supplement and under the caption "Risk Factors" in any of our filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, including our Annual Report on Form 10-K for the year ended June 30, 2015 filed with the SEC on September 18, 2015, which is incorporated by reference into this prospectus. If any of these risks, as well as other risks and uncertainties that are not yet identified or that we currently think are immaterial, actually occur, our business, results of operations or financial condition could be materially and adversely affected. In such an event, the trading price of our common stock could decline and you could lose part or all of your investment.

 FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements and you should not place undue reliance on such statements.

        Words such as "anticipates," "believes," "continues," "estimates," "expects," "goal," "objectives," "intends," "may," "opportunity," "plans," "potential," "near-term," "long-term," "projections," "assumptions," "projects," "guidance," "forecasts," "outlook," "target," "trends," "should," "could," "would," "will" and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements included or incorporated by reference in this prospectus entirely by our risk factors and other cautionary factors included or incorporated by reference into this prospectus, any of which could cause our actual results to differ materially from those projected in any forward-looking statements we make. We assume no obligation to update or revise these forward-looking statements included or incorporated by reference in this prospectus for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

 USE OF PROCEEDS

        The selling stockholder will receive all of the proceeds offered by this prospectus. We will not receive any proceeds from the sale of shares by the selling stockholder. The selling stockholder will pay any customary underwriting discounts and commissions similar selling expenses, if any, incurred by such selling stockholder in disposing of these shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus.

DESCRIPTION OF CAPITAL STOCK

        The following description summarizes important terms of our capital stock. For a complete description, you should refer to our amended and restated certificate of incorporation and amended and restated bylaws, copies of which are available upon request from us, as well as the relevant portions of the Delaware General Corporation Law, or DGCL.

Common Stock

        General.    Our amended and restated certificate of incorporation authorizes the issuance of 100,000,000 shares of our common stock. As of June 30, 2016, there were 18,591,808 shares of our common stock outstanding, par value $0.01 per share, and 20 stockholders of record. The number of holders of record is based upon the actual number of holders registered at such date and does not include holders of shares in "street name" or persons, partnerships, associates, corporations or entities in security position listings maintained by depositories.

        Voting rights.    Holders of shares of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Except as otherwise provided in our amended and restated certificate of incorporation or as required by law, all matters to be voted on by our stockholders other than matters relating to the election and removal of directors must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter or by a written resolution of the stockholders representing the number of affirmative votes required for such matter at a meeting. The holders of our common stock do not have cumulative voting rights in the election of directors.

        Dividend rights.    Holders of shares of our common stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

        Other matters.    Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors, the holders of shares of our common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of shares of our common stock do not have preemptive, subscription, redemption, or conversion rights, no redemption or sinking fund provisions are applicable to our common stock. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

        Our amended and restated certificate of incorporation permits our board of directors, without further action of stockholders, to issue up to 10,000,000 shares of preferred stock from time to time in one or more classes or series. Our board of directors has the discretion to determine the rights, preferences, privileges, and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges, and liquidation preferences, of each class or series of preferred stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings, and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of our common stock by restricting dividends on the common stock, diluting the voting power of the common stock, or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

Currently, there are no shares of preferred stock outstanding, and we have no present intention to issue any shares of preferred stock.

Registration Rights

        We entered into a registration rights agreement with certain funds controlled by Wayzata Investment Partners LLC, which we refer to collectively as Wayzata, and certain of our existing stockholders in connection with our initial public offering. The terms of the registration rights agreement include provisions for demand registration rights in favor of Wayzata. Subject to the terms of the registration rights agreement, Wayzata has the right to require that we register its remaining shares under the Securities Act for sale to the public. After registration and sale pursuant to these rights, these shares will become freely tradable without restriction under the Securities Act. The registration rights agreement also provides for piggyback registration rights for all stockholders that are parties to the agreement.

        We must pay all expenses, except for underwriters' discounts and commissions, incurred in connection with the exercise of these demand and piggyback registration rights. The registration rights agreement does not provide for the payment of any consideration by us to holders of registrable shares if a registration statement for the resale of shares of common stock held by holders of registrable shares is not declared effective or if the effectiveness is not maintained.

Forum Selection

        Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders; (iii) any action asserting a claim against us, any director or our officers or employees arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws; or (iv) any action asserting a claim against us, any director or our officers or employees that is governed by the internal affairs doctrine, except, as to each of clauses (i) through (iv) above, for any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction.

Anti-Takeover Provisions

        Our amended and restated certificate of incorporation and amended and restated bylaws, as well as the DGCL, contain provisions that may delay, defer, or discourage another party from acquiring control of us. These provisions, which are summarized below, may discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

        Section 203 of the DGCL.    We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a "business combination" with any "interested stockholder" for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A "business combination" includes, among other things, a merger or consolidation involving us and the "interested stockholder" and the sale of more than 10% of our assets. In general, an "interested stockholder" is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

        Classified Board of Directors.    Our amended and restated certificate of incorporation divides our board of directors into three classes with staggered three-year terms. In addition, our amended and restated certificate of incorporation and amended and restated bylaws provide that directors may be removed only for cause. Under our amended and restated certificate of incorporation and amended and restated bylaws, any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by the affirmative vote of a majority of our directors then in office, even though less than a quorum of the board of directors. The classification of our board of directors and the limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of us.

        Authorized but Unissued Shares.    The authorized but unissued shares of our common stock and our preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of The Nasdaq Global Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger, or otherwise.

        Stockholder Action by Written Consent.    Our amended and restated certificate of incorporation and amended and restated bylaws provide that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may be taken by written consent in lieu of a meeting only if the action to be effected by such written consent and the taking of such action by such written consent have been previously approved by the board of directors.

        Special Meetings of Stockholders.    Our amended and restated bylaws also provide that, except as otherwise required by law, special meetings of the stockholders may only be called by our board of directors.

        Advance Notice Requirements for Stockholder Proposals and Director Nominations.    In addition, our amended and restated bylaws provide for an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. In order for any matter to be "properly brought" before a meeting, a stockholder must comply with advance notice and duration of ownership requirements and provide us with certain information. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a qualified stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder's intention to bring such business before the meeting. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of our outstanding voting securities until the next stockholder meeting.

        Amendment of Certificate of Incorporation or Bylaws.    The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws, unless a corporation's certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our amended and restated bylaws may be amended or repealed by a majority vote of our board of directors or by the affirmative vote of the holders of at least 66 2/3% of the votes which all our stockholders would be eligible to cast in an election of directors. In addition, the affirmative vote of the holders of at least 66 2/3% of the votes which all our stockholders would be eligible to cast in an election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our certificate of incorporation described in the prior three paragraphs.

Limitations on Liability and Indemnification of Officers and Directors

        Our amended and restated certificate of incorporation and amended and restated bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. In addition, as permitted by Delaware law, our amended and restated certificate of incorporation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of these provisions is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director will be personally liable for:

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  any breach of his duty of loyalty to us or our stockholders;

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  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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  any transaction from which the director derived an improper personal benefit; or

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  improper distributions to stockholders.

        These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Corporate Opportunity Doctrine

        Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors, or stockholders. Our amended and restated certificate of incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to certain of our officers, directors, or stockholders or their respective affiliates, other than those officers, directors, stockholders, or affiliates who are our or our subsidiaries' employees. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, none of Wayzata or any director who is not employed by us or his or her affiliates has any duty to refrain from (1) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (2) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, in the event that Wayzata or any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for us or our affiliates, such person or entity has no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. Our amended and restated certificate of incorporation does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of MCBC Holdings, Inc. To the fullest extent permitted by law, no business opportunity is deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our amended and restated certificate of incorporation, we have sufficient financial resources to undertake the opportunity, and the opportunity would be in line with our business.

Dissenters' Rights of Appraisal and Payment

        Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of MCBC Holdings, Inc. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders' Derivative Actions

        Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder's stock thereafter devolved by operation of law.

Listing

        Our common stock is listed on The Nasdaq Global Market under the symbol "MCFT."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

 SELLING STOCKHOLDER

        The following tables sets forth the name of the selling stockholder, the number of shares of our common stock and the percentage of shares of our common stock beneficially owned by such selling stockholder prior to this offering, the number of shares that may be offered under this prospectus by such selling stockholder, and the number of shares of our common stock and the percentage of our common stock to be beneficially owned by such selling stockholder after completion of this offering, assuming that all shares offered hereunder are sold as contemplated herein. The number of shares in the column "Maximum Number of Shares That May Be Offered" represents all of the shares that the selling stockholder may offer under this prospectus.

        Unless otherwise noted below, the address for each beneficial owner listed on the table is 100 Cherokee Cove Drive, Vonore, Tennessee 37885. Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Percentage of beneficial ownership is based on 18,591,808 shares of common stock outstanding as of June 30, 2016. Except as disclosed in the footnotes to this table, we believe that the selling stockholder identified in the table possess sole voting and investment power over all shares of common stock shown as beneficially owned by such selling stockholder.

				Shares Beneficially Owned After This Offering (assuming the sale of all shares that may be sold hereunder)
	Shares Beneficially Owned Prior to This Offering		Maximum Number of Shares That May Be Offered
	Number	Percentage		Number	Percentage
Selling Stockholder:
Wayzata(1)	9,717,149	52.3%	9,717,149	—	0%

(1)
Wayzata represents the aggregate shareholdings of Wayzata Opportunities Fund II, L.P., Wayzata Opportunities Fund Offshore II, L.P., and Wayzata Recovery Fund, LLC (collectively, the "Wayzata Funds"). Wayzata Investment Partners serves as investment adviser to the Wayzata Funds and has the power to direct the voting and disposition of their holdings of our common stock. Patrick J. Halloran serves as the manager of Wayzata Investment Partners and controls MAP Holdings LLC, which is the majority member of Wayzata Investment Partners. As a result, Mr. Halloran has the voting and dispositive power with respect to the shares held by Wayzata. Mr. Halloran has served as a member of our board of directors since 2009 and is a member of our nominating and corporate governance committee. The address for each of the foregoing is c/o Wayzata Investment Partners LLC, 701 East Lake Street, Suite 300, Wayzata, Minnesota 55391.

 PLAN OF DISTRIBUTION

        The selling stockholder may offer and sell, from time to time, some or all of the shares of common stock covered by this prospectus. Registration of the shares of common stock covered by this prospectus does not mean, however, that those shares necessarily will be offered or sold. We will not receive any proceeds from any sale by the selling stockholder of the securities. See "Use of Proceeds." We will pay all costs, expenses and fees in connection with the registration of the shares of common stock, including fees of our counsel and accountants, fees payable to the SEC and fees of counsel to the selling stockholder. The selling stockholder will pay all underwriting discounts and commissions and similar selling expenses, if any, attributable to the sale of the shares of common stock covered by this prospectus.

        The selling stockholder may sell the shares of common stock covered by this prospectus from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

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  in privately negotiated transactions;

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  through broker-dealers, who may act as agents or principals;

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  in a block trade in which a broker-dealer will attempt to sell a block of shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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  through one or more underwriters on a firm commitment or best-efforts basis;

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  directly to one or more purchasers;

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  through agents; or

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  in any combination of the above.

        In effecting sales, brokers or dealers engaged by the selling stockholder may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

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  purchases of the shares of common stock by a broker-dealer as principal and resales of the shares of common stock by the broker-dealer for its account pursuant to this prospectus;

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  ordinary brokerage transactions; or

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  transactions in which the broker-dealer solicits purchasers.

        At any time a particular offer of the shares of common stock covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of common stock covered by this prospectus.

        In connection with the sale of the shares of common stock covered by this prospectus through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of shares of common stock for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Any underwriters, broker-dealers or agents participating in the distribution of the shares of common stock covered by this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by any of those underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act. The selling stockholder may also be deemed to be an underwriter, and any discounts and commissions it receives and any profit it realizes on the sale of the common stock may be deemed to be underwriting commissions under the Securities Act.

        The selling stockholder may enter into derivative transactions with third parties, or sell shares of common stock not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell shares of common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use shares of common stock pledged by the selling stockholder or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use shares of common stock received from the selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

        We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase shares of common stock under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers' obligations, and will include any required information about commissions we may pay for soliciting these contracts.

        Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us and the selling stockholder, to indemnification by us and the selling stockholder against certain liabilities, including liabilities under the Securities Act.

        In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares from the Company in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. "Naked" short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the Company's stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on The Nasdaq Global Market, in the over-the-counter market or otherwise.

        Certain underwriters, agents or dealers or their affiliates may have provided from time to time, and may provide in the future, investment, commercial banking, derivatives and financial advisory services to the Company, the selling stockholder and their respective affiliates in the ordinary course of business, for which they have received or may receive customary fees and commissions.

        Some of the shares of common stock covered by this prospectus may be sold in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus.

 LEGAL MATTERS

        The validity of the common stock offered hereby is being passed upon for us by our counsel, King & Spalding LLP, Atlanta, Georgia. Any underwriters will be represented by their own legal counsel.

EXPERTS

        The consolidated financial statements as of June 30, 2015 and 2014 and for each of the three years in the period ended June 30, 2015 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

1,500,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

B. Riley & Co.